COMPOSITE PLAN DOCUMENT

                                FOR

                       WYLE ELECTRONICS

                   1995 STOCK INCENTIVE PLAN



This Composite Plan Document incorporates amendments adopted by the Board of Directors on May 9, 1995.


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                       TABLE OF CONTENTS




                                                        Page


1.   THE PLAN..........................................  1
     1.1     Purpose...................................  1
     1.2     Administration and Authorization; Power
             and Procedure.............................  1
     1.3     Participation.............................  3
     1.4     Shares Available for Awards; Share Limits.  3
     1.5     Grant of Awards...........................  4
     1.6     Award Period..............................  4
     1.7     Limitations on Exercise and Vesting of
             Awards....................................  4
     1.8     No Transferability........................  5
2.   OPTIONS...........................................  6
     2.1    Grants.....................................  6
     2.2    Option Price...............................  6
     2.3     Limitations on Grant and Terms of
             Incentive Stock Options...................  7
3.   STOCK APPRECIATION RIGHTS.........................  8
     3.1     Grants....................................  8
     3.2     Exercise of Stock Appreciation Rights.....  8
     3.3     Payment...................................  9

4.   RESTRICTED STOCK AWARDS........................... 10
     4.1     Grants.................................... 10
     4.2     Restrictions.............................. 10

5.   PERFORMANCE SHARE AWARDS.......................... 11
     5.1     Grants of Performance Share Awards........ 11
     5.2     Special Performance-Based Awards.......... 11
     5.3     Deferred Payments......................... 13

6.   OTHER PROVISIONS.................................. 14
     6.1     Rights of Eligible Employees, Participants
             and Beneficiaries......................... 14
     6.2     Adjustments; Acceleration; Possible Early
             Termination of Awards..................... 14
     6.3     Effect of Termination of Employment....... 16
     6.4     Compliance with Laws...................... 18
     6.5     Tax Withholding........................... 18
     6.6     Plan Amendment, Termination and
             Suspension................................ 19
     6.7     Privileges of Stock Ownership;
             Nondistributive Intent.................... 20
     6.8     Effective Date of the Plan................ 21
     6.9     Term of the Plan.......................... 21
     6.10    Governing Law/Construction/Severability... 21
     6.11    Captions.................................. 22
     6.12    Non-Exclusivity of Plan................... 22

7.   DEFINITIONS....................................... 23
     7.1     Definitions............................... 23

                           WYLE ELECTRONICS
                      1995 STOCK INCENTIVE PLAN


1.   THE PLAN.

     1.1  Purpose.

          The purpose of this Plan is to promote the success of the Company by providing an additional means to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company through incentives for high levels of individual performance and improved financial performance of the Company by granting Awards. "Corporation" means Wyle Electronics and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article 7.

     1.2  Administration and Authorization; Power and Procedure.

          a. Committee. This Plan shall be administered by and all Awards to Eligible Employees shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of a majority of its members. In the event action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature.

          b.     Plan Awards; Interpretation; Powers of
Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

          (i)     to determine from among the class of Eligible
     Employees those individuals who will receive any awards;

         (ii) to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

        (iii) to approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

          (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

          (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Participants, subject to any required consent under Section 6.6;

         (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6; and

        (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

          (c) Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

          (d)     Reliance on Experts.   In making any
determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

          (e)     Delegation.  The Committee may delegate
ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

     1.3  Participation.

          Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Each Non-Employee Director shall not be eligible to receive any Awards.

     1.4  Shares Available for Awards; Share Limits.

          (a)     Shares Available.  Subject to the provisions of
Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued
Common Stock. The shares may be delivered for any lawful consideration.

          (b) Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees under this Plan shall not exceed 500,000
shares (the "Share Limit").   The maximum number of shares of
Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted to Eligible Employees under this Plan is 500,000 shares. The maximum number of shares subject to Options and Stock Appreciation Rights which may be granted during any calendar year to any individual shall not exceed 75,000 shares. Each of the three foregoing numerical limits shall be subject to adjustment as contemplated by this
Section 1.4 and Section 6.2.

          (c) Share Reservation; Replenishment and Reissue of Unvested Awards. No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of shares issuable at any time pursuant to such Award, plus (ii) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable limitations under Rule 16b-3, plus (iii) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit.
Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, shall again, except to the extent prohibited by Rule 16b-3 or other applicable law, be available for subsequent Awards under the Plan. Except as limited by Rule 16b-3, if an Award is or may be settled only in cash and satisfies the requirements for exemption under Rule 16b-3 or for exclusion from the definition of derivative security under Rule 16a-1(c)(3)(ii), such Award need not be counted against any of the limits under this Section 1.4.

          (d) Cash Only Award Limit. Awards payable solely in cash under the Plan that would constitute derivative securities but for the exclusion in Rule 16a-1(c)(3)(i) under the Exchange Act shall constitute and be referred to as "Cash Only Awards". The number of Cash Only Awards shall be determined by reference to the number of shares or share equivalents referenced in or otherwise linked to such Awards for purposes of determining the amount, value or price of the Cash Only Awards. The maximum number of Cash Only Awards shall not, together with the aggregate number of shares previously issued and subject to then outstanding Awards payable (or deemed payable) in Common Shares under this Plan, exceed the Share Limit, plus the number of reacquired shares available for reissue consistent with the provisions of subsection (c) above, in each case, subject to adjustments under Section 6.2.

     1.5  Grant of Awards.

          Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.2(b), the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the performance share award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

     1.6  Award Period.

          Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but in the case of Options or other rights to acquire Common Stock not later than ten (10) years after the Award Date.

     1.7  Limitations on Exercise and Vesting of Awards.

          (a) Provisions for Exercise. Unless the Committee otherwise expressly provides, no Award shall be exercisable or shall vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

          (b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with
Section 2.2(a).

          (c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

          1.8    No Transferability.

          (a) Limit On Exercise. Prior to the expiration of any applicable transition period in respect of Rule 16b-3 described in Section 6.10(d), and thereafter, unless otherwise expressly permitted by the Committee and by applicable law and the express terms of an Award Agreement, Awards may be exercised only by, and amounts payable or shares issuable pursuant to an Award shall be paid only to (or for the account of), the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Disability, the Participant's Personal Representative, if any, or if there is none, the Participant. The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant who are transferees of the Participant without consideration pursuant to such conditions and procedures as the Committee may establish and (for Awards intended to satisfy the conditions of Rule 16b-3) as may be permitted under Rule 16b-3.

          (b) Limit On Transfer. No right or similar benefit/derivative security granted under this Plan or any Award, including, without limitation, any Option, undistributed performance share, or share of Restricted Stock that has not vested, shall be transferrable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation), except (i) by will or the laws of descent and distribution, (ii) pursuant to a QDRO or pursuant to any other exception to transfer restrictions expressly permitted by the Committee and set forth in the Award Agreement (or an amendment thereto) and, in the case of Awards intended to satisfy the conditions of Rule 16b-3, to the extent permitted by Rule 16b-3 (or, in the case of Awards not intended to satisfy Rule 16b-3, as may be not inconsistent with the issue of Awards under this Plan that do satisfy the Rule), or (iii) in the case of Awards comprising Incentive Stock Options, as permitted by the Code. Any attempted transfer in violation of these provisions shall be void and the Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited hereby. During the transition period described in Section 6.10(d), any derivative securities granted under this Plan whose grant is intended to be exempt from Rule 16b-3 shall be not transferable other than as permitted by former Rule 16b-3(d)(1)(ii).

          (c) Designation of Beneficiary. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

          (d) Exceptions. The restrictions on exercise and transfer above shall not be deemed to prohibit the authorization by the Committee of "cashless exercise" procedures with unaffiliated third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3, nor, to the extent permitted by the Committee, transfers for estate and financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, in the case of Participants who are not Section 16 Persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement or other writing expressly permit.

2.   OPTIONS.

     2.1  Grants.

          One or more Options may be granted under this Article to any Eligible Employee. Each Option granted may be either an Option intended to be an Incentive Stock Option, or not so intended, and such intent shall be indicated in the applicable Award Agreement. Notwithstanding any other provision of the Plan to the contrary, it is intended that Options which are granted to Eligible Employees with a purchase price per share that is not less than 100% of the Fair Market Value of the Common Stock on the date of grant shall satisfy the requirement for "performance-based compensation" under Section 162(m) of the Code.

     2.2  Option Price.

          (a) Pricing Limits. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the award, but shall not be less than 100% (110% in the case of Incentive Stock Options granted to a Participant who owns or is deemed to own under Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Corporation) of the Fair Market Value of the Common Stock on the date of grant.

          (b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) by notice and third party payment in such manner as may be authorized by the Committee; or (iv) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

     2.3     Limitations on Grant and Terms of Incentive Stock
Options.

          (a) $100,000 Limit. To the extent that the aggregate "fair market value" of stock with respect to which incentive stock options first become exercisable by an Eligible Employee in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as
nonqualified stock options.   For this purpose, the "fair market
value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

          (b) Option Period. Each Option and all rights thereunder shall expire no later than ten years after the Award
Date.

          (c) Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

          (d) Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

3.   STOCK APPRECIATION RIGHTS.

     3.1  Grants.

          In its discretion, the Committee may grant to any Eligible Employee Stock Appreciation Rights concurrently with the grant of an Option. A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option.
Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees. Notwithstanding any other provision of the Plan to the contrary, it is intended that Stock Appreciation Rights with a base price per share of Common Stock not less than Fair Market Value on the date of grant shall satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

     3.2   Exercise of Stock Appreciation Rights.

          (a) Exercisability. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Option shall be exercisable.

          (b) Effect on Available Shares. To the extent that a Stock Appreciation Right is exercised, the number of underlying shares of Common Stock theretofore subject to a related Option shall be charged against the maximum limit of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise provides.

          (c) If a Stock Appreciation Right extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right.

          (d) In order to achieve this Plan's objective of encouraging ownership of Common Stock, the Committee may require that Stock Appreciation Rights can only be exercised if the Participant uses all or a portion of any cash received upon exercise of the Stock Appreciation Right to concurrently exercise all or a portion of the Option.

     3.3   Payment.

          (a) Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Option, the Participant shall be entitled to receive payment of an amount determined by multiplying

               (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

               (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

          (b) Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3 unless the Committee otherwise provides.

4.   RESTRICTED STOCK AWARDS.

     4.1   Grants.

           The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent to which the Participant shall be entitled to dividends, voting and other rights in respect of the shares and the restrictions imposed on such shares and the conditions of release or lapse of such restrictions; provided, however, that each Award granted under this Section 4.1 shall specify that such restrictions shall not lapse earlier than three years after the Award Date, except to the extent the Committee may otherwise provide pursuant to Sections 6.2 and 6.3. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("restricted shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7.
Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

     4.2  Restrictions.

          (a)     Pre-Vesting Restraints.  Except as provided in
Section 4.1 and 1.8, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed.

          (b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted shares which cease to be eligible for vesting.

          (c) Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.


5.   PERFORMANCE SHARE AWARDS.

     5.1  Grants of Performance Share Awards.

          The Committee may, in its discretion, grant Performance Share Awards to Eligible Employees based upon such factors, which in the case of any Award to a Section 16 Person shall include but not be limited to the contributions, responsibilities and other compensation of the person as the Committee shall deem relevant in light of the specific type and terms of the award. An Award Agreement shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee may determine.

     5.2  Special Performance-Based Awards.

          Without limiting the generality of the foregoing, and in addition to Options and Stock Appreciation Rights granted under other provisions of this Plan which are intended to satisfy the exception for "performance-based compensation" under Section 162(m) of the Code (with such Awards hereinafter referred to as a "Qualifying Option" or a "Qualifying Stock Appreciation Right," respectively), other performance-based awards within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), whether in the form of restricted stock, performance stock, phantom stock, Cash-Based Awards, or other rights, the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation or the Corporation and one or more of its Subsidiaries, may be granted under this Plan. Any Qualifying Option or Qualifying Stock Appreciation Right shall be subject only to the requirements of subsections (a) and (c) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section
5.2. With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section 5.2 shall be designated as a Performance-Based Award at the time of grant.

          (a) Eligible Class. The eligible class of persons for Performance-Based Awards under this Section shall be all Eligible Employees.

          (b) Performance Goal Alternatives. The specific performance goals for Performance-Based Awards granted under this Section (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals, as selected by the Committee in its sole discretion. The Committee shall establish in the applicable Award Agreement the specific performance target(s) relative to the Performance Goal(s) which must be attained before the compensation under the Performance-Based Award becomes payable. The specific targets shall be determined within the time period permitted under Section 162(m) of the Code
     (and any regulations issued thereunder) so that such targets are considered to be preestablished and so that the attainment of such targets is substantially uncertain at the time of their establishment.

          (c) Maximum Performance-Based Award. Notwithstanding any other provision of the Plan to the contrary, the maximum number of shares of Common Stock which may be delivered pursuant to options, stock appreciation rights, restricted stock or other share-based awards that are granted as Performance-Based Awards to any Participant in any calendar year shall not exceed 75,000 shares, either individually or in the aggregate, subject to adjustment as provided in
     Section 6.2. Awards that are cancelled during the year shall be counted against this limit to the extent required by
     Section 162(m) of the Code. In addition, the aggregate amount of compensation to be paid to any Participant in respect of any Cash-Based Awards that are granted during any calendar year as Performance-Based Awards shall not exceed $1,000,000.

          (d) Committee Certification. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options or Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing that the Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change in Control Event in accordance with
     Section 6.2(d).

          (e) Terms and Conditions of Awards. The Committee will have the discretion to determine the restrictions or other limitations of the individual Awards granted under this Section 5.2. Consistent with the preceding sentence, to the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee's discretion), as the Committee may impose.

          (f)  Adjustments for Changes in Capitalization and other
     Material Changes.   In the event of a change in corporate
     capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, spinoff, reorganization or similar event, or any partial or complete liquidation of the Corporation, or any similar event consistent with regulations issued under Section 162(m) of the Code including, without limitation, any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then the Committee may make adjustments to the Performance Goals and targets relating to outstanding Performance-Based Awards to the extent such adjustments are made to reflect the occurrence of such an event; provided, however, that adjustments described in this subsection may be made only to the extent that the occurrence of an event described herein was unforeseen at the time the targets for a Performance-Based Award were established by the Committee.

     5.3   Deferred Payments.

          The Committee may authorize for the benefit of any Eligible Employee the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accreted benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.


6.   OTHER PROVISIONS.

     6.1   Rights of Eligible Employees, Participants and
           Beneficiaries.

          (a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible
Employees generally.

          (b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

          (c) Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Corporation, and (except as provided in Section 1.4(c)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     6.2 Adjustments; Acceleration; Possible Early Termination of Awards.

          (a) If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number of kind of shares or securities of the Corporation through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to Awards. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised but with a corresponding adjustment in the price for each share. Corresponding adjustments shall be made with respect to Stock Appreciation Rights based upon the adjustments made to the Options to which they are related.

          (b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, the Plan shall terminate, and any Award theretofore granted hereunder shall terminate. Notwithstanding the foregoing, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards of new options and stock appreciation rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Awards shall continue in the manner and under the terms so provided; or
(iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards.

          (c) In adjusting Awards to reflect the changes described in this Section 6.2, or in determining that no such adjustment is necessary, the Committee may rely upon the advice of independent counsel and accountants of the Corporation, and the determination of the Committee shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

          (d) Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated, upon the occurrence of a Change in Control Event (i) each Option and each related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions and (iii) the number of shares covered by each Performance Share Award or Performance-Based Award shall be issued to the Participant and the compensation payable under a Cash-Based Award that is granted as a Performance-Based Award shall be paid to the Participant; provided, however, that Awards shall not in any event be so accelerated to a date less than six months after the Award Date. Acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Rule 16b-3 and Section 422 of the Code. For purposes of this section only, the Board shall mean the Board as constituted immediately prior to the Change in Control Event.

     6.3   Effect of Termination of Employment.

          (a) Unless the Committee provides otherwise in an applicable Award Agreement or by resolution, if a Participant ceases to be employed by the Company for any reason other than the Participant's death or Total Disability, the Participant's Option shall immediately become void and of no further force or effect. Notwithstanding the preceding sentence, if such cessation of employment is due to Participant's retirement under the provisions of any retirement plan of the Company then in effect, any outstanding Options granted to the Participant shall expire three months after the date the Participant ceases to be an employee of the Company (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment. In addition to the three month extension upon retirement provided for in the preceding sentence, the Committee shall have the authority to provide (either at the time of termination or in the Award Agreement) in the event of any cessation of employment, voluntary or involuntary and with or without cause, that the exercise of the Option may be permitted up to any later date (but not beyond the expiration date of the Option) to the extent the Option is exercisable on the date of such cessation of employment. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this subsection, but no Option may be exercised during any such leave of absence, except during the first three months thereof.

          (b) Unless the Committee provides otherwise in an applicable Award Agreement or by resolution, if a Participant dies or becomes subject to a Total Disability while the Participant is employed by the Company, his or her Option shall expire one year after the date of such death or Total Disability unless by its terms it sooner expires. During such period of Total Disability said Option may be exercised by the Participant's Personal Representative, if any, and during such period after death, such Option may be exercised by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or by the laws of descent and distribution; but in either case only to the extent that the Option remained unexercised (but exercisable by the Participant according to such Option's terms) on the date of such event.

          (c) Unless the Committee provides otherwise in an applicable Award Agreement or by resolution, each Stock
Appreciation Right shall have the same termination provisions and exercisability periods as the Option to which it relates.

          (d) Unless the Committee provides otherwise in an applicable Award Agreement or by resolution, in the event of termination of employment with the Company for any reason, (i) shares of Common Stock subject to the Participant's Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant's Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

          (e) Notwithstanding the preceding subsection, in the event of termination of employment with the Company for any reason the Committee may, in its discretion, increase the portion of the Participant's Restricted Stock Award or Performance Share Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, upon such terms as the Committee shall determine. The original Award Agreement may specify such additional terms.

          (f) For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary, such action shall be deemed to be a termination of employment of each employee of that entity who does not continue as an employee of another entity within the Company.

          (g) Upon forfeiture of a Restricted Stock Award pursuant to this Section 6.3, the Participant, or his or her Beneficiary or Personal Representative, as the case may be, shall transfer to the Corporation the portion of the Restricted Stock Award not vested at the date of termination of employment, without payment of any consideration by the Company for such transfer unless the Participant paid a purchase price in which case repayment, if any, of that price shall be governed by the Award Agreement. Notwithstanding any such transfer to the Corporation, or failure, refusal or neglect to transfer, by the Participant, or his or her Beneficiary or Personal Representative, as the case may be, such nonvested portion of any Restricted Stock Award shall be deemed transferred automatically to the Corporation on the date of termination of employment. The Participant's original acceptance of the Restricted Stock Award shall constitute his or her appointment of the Corporation and each of its authorized representatives as attorney(s)-in-fact to effect such transfer and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with such transfer.

     6.4  Compliance with Laws.

          This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     6.5  Tax Withholding.

          Upon any exercise, vesting, or payment of any Award or, if required under the Code, upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. There is no obligation under this Plan that any Participant be advised of the existence of the tax on the amount required to be withheld. Without limiting the generality of the foregoing, in any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

     6.6  Plan Amendment, Termination and Suspension.

          (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. In addition, the Committee may, from time to time, amend or modify any provision of this Plan except Sections 6.2(b) and 6.6(b). No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

          (b) Shareholder Approval. If any amendment would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under the Code or any other applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

          (c) Amendments to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an Award. Notwithstanding anything else contained herein to the contrary, the Committee shall not, without prior shareholder approval (i) authorize the amendment of outstanding Options or Stock Appreciation Rights to reduce the exercise or base price, as applicable, except as contemplated by Section 6.2, or (ii) cancel and replace outstanding Options or Stock Appreciation Rights with similar Awards having an exercise or base price which is lower, except as contemplated by Section 6.2.

          (d) Cancellation and Regrant/Waiver of Restrictions. Subject to Section 1.4 and this Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Participant any adjustment in the number of shares subject to, the restrictions upon or the term of, an Award granted under the Plan by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period than the prior Award.

          (e) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

     6.7  Privileges of Stock Ownership; Nondistributive Intent.

          Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholders for which a record date is prior to such date of delivery. Consistent with the preceding sentences, upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act of 1933, as amended ("1993 Act"), relating to such issued and transferred Common Stock and there is available for delivery a prospectus meeting the requirements of Section 10 of the 1933 Act, the Common Stock may be issued and transferred to the Participant only if he represents and warrants in writing to the Corporation that the shares are being acquired for investment and not with a view to the resale or distribution thereof. No shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of exchanges upon which any Common Stock of the Corporation may be listed).

     6.8  Effective Date of the Plan.

          This Plan shall be effective as of the date of Board approval, subject to shareholder approval within 12 months thereafter.

     6.9  Term of the Plan.

          No Award shall be granted more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

     6.10  Governing Law/Construction/Severability.

           (a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of California.

           (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

           (c) Plan Construction.

               (1)   Rule 16b-3.  It is the intent of the
     Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under
     Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be disregarded.

               (2) Section 162(m). It is the further intent of the Company that Qualifying Options or Qualifying Stock Appreciation Rights (as such terms are defined in Section 5.2) and other Performance-Based Awards under Section 5.2 of this Plan that are granted to or held by a Section 16 Person shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.


          (d) Limitations Prior to Expiration of Rule 16b-3 Transition Period. Notwithstanding any other provision of this Plan, any Award granted to a Section 16 Person prior to September 1, 1995 (or any other date at which the transition period for purposes of new Rule 16b-3, as to this Plan, expires) is subject to the following additional limitations:

               (1) the Award may provide for the issuance of shares of Common Stock as a stock bonus for no consideration other than services rendered; and

               (2) in the event of an Award under which shares of Common Stock are or in the future may be issued for any other type of consideration, the amount of such consideration either (a) shall be equal to the minimum amount (such as the par value of such shares) required to be received by the Corporation to comply with applicable state law, or (b) shall be equal to or greater than 50% of the Fair Market Value of the shares of Common Stock on the date of the Award; provided that in the case of Restricted Stock Awards, the amount shall equal the minimum lawful amount (but not more than 10% of the market value of the stock subject to the Award on the Award Date) and any right to purchase the Restricted Stock must be exercised within 60 days of the Award Date.

     6.11 Captions.

          Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     6.12 Non-Exclusivity of Plan.

          Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

7.   DEFINITIONS.

     7.1  Definitions.

          (a) "Award" shall mean an award of any Option, Stock Appreciation Right, Restricted Stock Award, Performance-Based Award, performance share award, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

          (b) "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

          (c) "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

          (d) "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

          (e) "Beneficiary" shall mean the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

          (f) "Board" shall mean the Board of Directors of the Corporation.

          (g) "Cash-Based Awards" shall mean Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Common Stock.

          (h) "Cash Flow" shall mean cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

          (i) "Change in Control Event" shall mean any of the following:

               (1)  Approval by the shareholders of the
     Corporation of the dissolution or liquidation of the Corporation;

               (2)  Approval by the shareholders of the
     Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by shareholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization);

               (3) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary;

               (4)(i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 15% or more of the combined voting power of the Corporation's then outstanding securities; or

               (5) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

          (j)  "Code" shall mean the Internal Revenue Code of
1986, as amended from time to time.

          (k) "Commission" shall mean the Securities and Exchange Commission.

          (l) "Committee" shall mean the Executive Compensation Committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, during such time as one or more Participants may be subject to Section 16 of the Exchange Act and/or Section 162(m) of the Code, shall be Disinterested and/or an "outside director" (as such term is defined under Section 162(m) of the Code and regulations issued thereunder).

          (m) "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

          (n)  "Company" shall mean, collectively, the
Corporation and its Subsidiaries.

          (o)  "Corporation" shall mean Wyle Electronics, a
California corporation, and its successors.

          (p) "Disinterested" shall mean disinterested within the meaning of any applicable regulatory requirements, including
Rule 16b-3.

          (q) "Eligible Employee" shall mean an officer (whether or not a director) or key employee of the Company.

          (r) "EPS" shall mean earnings per common share on a fully diluted basis determined by dividing (i) net earnings, less dividends on preferred stock of the Corporation by (ii) the weighted average number of common shares and common shares equivalents outstanding.

          (s)  "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          (t)  "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended from time to time.

          (u) "Fair Market Value" shall mean the closing price of the Common Stock on the New York Stock Exchange as reported on the Composite Tape and published in the Western Edition of The Wall Street Journal, or, if there is no trading of the Common Stock on the date in question, then the closing price of the Common Stock, as so reported and published, on the next preceding date on which there was trading in the Common Stock.

          (v) "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of shareholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

          (w) "Nonqualified Stock Option" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a Nonqualified Stock Option under this Plan and not an incentive stock option under the Code.

          (x) "Non-Employee Director" shall mean a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

          (y)  "Option" shall mean an option to purchase Common
Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock
Option or an Incentive Stock Option.

          (z) "Participant" shall mean an Eligible Employee who has been granted an Award under this Plan.

          (aa) "Performance Goal" shall mean EPS or ROE or Cash
Flow or Total Stockholder Return, and "Performance Goals" means any combination thereof.

          (ab) "Performance Share Award" shall mean an award of shares of Common Stock made in accordance with Section 5.1.

          (ac) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

          (ad)  "Plan" shall mean this 1995 Stock Incentive Plan.

          (ae) "QDRO" shall mean a qualified domestic relations order as defined in Section 414(p) of the Code or Title I,
Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

          (af) "Restricted Stock Award" shall mean an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award
Agreement.

          (ag) "Restricted Stock" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the applicable Award
Agreement.

          (ah) "ROE" shall mean consolidated net income of the Corporation (less preferred dividends), divided by the average consolidated common shareholders equity.

          (ai)  "Rule 16b-3"  shall mean Rule 16b-3 as
promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

          (aj) "Section 16 Person" shall mean a person subject to Section 16(a) of the Exchange Act.

          (ak)  "Securities Act" shall mean the Securities Act of
1933, as amended from time to time.

          (al) "Stock Appreciation Right" shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock that is authorized under this Plan.

          (am) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

          (an) "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

          (ao) "Total Stockholder Return" shall mean with respect to the Corporation or other entitles (if measured on a relative basis), the (i) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

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